Exhibit 99.1

____________ Pacific Ethanol, Inc. PACIFIC ETHANOL, INC. ATTN: MIKE KRAMER 400 CAPITOL MALL, SUITE 2060 SACRAMENTO, CA 95814-4407

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88695-S29444

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACIFIC ETHANOL, INC.

The Company's Board of Directors recommends a vote "FOR" each of the nominees listed and "FOR" each of the following proposals:

	For All	Withhold All	For All Except
5. To elect seven directors to serve on the Company's Board of Directors until the next special meeting of stockholders and/or until their successors are duly elected and qualified, as follows:	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William L. Jones
02) Michael D. Kandris
03) Douglas L. Kieta
04) Neil M. Koehler
05) Larry D. Layne
06) John L. Prince
07) Terry L. Stone

	For	Against	Abstain
1. To approve the issuance of shares of Pacific Ethanol common stock and non-voting common stock pursuant to the Agreement and Plan of Merger, dated as of December 30, 2014, as amended on March 31, 2015, by and among Pacific Ethanol, Inc., AVR Merger Sub, Inc., and Aventine Renewable Energy Holdings, Inc. (sometimes referred to as the merger agreement). A copy of the merger agreement has been included as Annex A to the joint proxy statement/prospectus. In the merger, each issued and outstanding share of Aventine common stock (other than dissenting shares and shares held by Pacific Ethanol or Aventine) will be converted into the right to receive, at the election of the holder (pursuant to the terms of an election form to be distributed to all holders in advance of the special meeting and certain limitations in order to maintain the tax free treatment of the merger), (i) 1.25 shares of Pacific Ethanol common stock, (ii) 1.25 shares of Pacific Ethanol non-voting common stock, or (iii) a combination of Pacific Ethanol common stock and non-voting common stock resulting in such Aventine stockholder receiving a total number of shares of common stock and non-voting common stock equal to 1.25 times the number of shares of Aventine common stock held by such stockholder.	▢	▢	▢
2. To approve an amendment to Pacific Ethanol's Certificate of Incorporation to authorize a class of non-voting common stock. A copy of the amendment to Pacific Ethanol's Certificate of Incorporation has been included as Annex B to the joint proxy statement/prospectus.	▢	▢	▢
4. To adjourn the special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve (i) the issuance of shares described in Proposal 1, (ii) the proposed amendment to Pacific Ethanol's Certificate of Incorporation described in Proposal 2, and/or (iii) the agreement by the holders of Pacific Ethanol Series B Preferred Stock not to treat the merger as a liquidation, dissolution or winding up.	▢	▢	▢
6. To vote on a non-binding advisory proposal to approve the Company's executive compensation ("say-on-pay").	▢	▢	▢
7. To ratify the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.	▢	▢	▢

8. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Note: Proposal 3 requires only the vote of holders of Pacific Ethanol's Series B Preferred Stock. A separate proxy card will be sent to holders of Pacific Ethanol Series B Preferred Stock.

Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

PROXY

FOR 2015 SPECIAL MEETING OF STOCKHOLDERS

PACIFIC ETHANOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Ethanol, Inc. (the “Company”) hereby constitutes and appoints Neil M. Koehler and William L. Jones, with the power to appoint their substitutes, as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2015 special meeting of stockholders of the Company to be held at 8:00 a.m., local time, on April 29, 2015, at [TBD], and at any adjournment or adjournments thereof, upon the proposals on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

Continued and to be signed on reverse side